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                                                                   EXHIBIT 10-29

                               FIRST AMENDMENT TO
                    EXELON CORPORATION EMPLOYEE SAVINGS PLAN

            WHEREAS, Exelon corporation, a Pennsylvania corporation (the "Company"), has adopted and maintains a profit sharing plan with a qualified cash or deferred arrangement for the benefit of employees of the Company and certain of its subsidiaries titled "Exelon Corporation Employee Savings Plan" (the "Plan") which has been amended and restated effective as of March 30, 2001; and

            WHEREAS, the Company desires to amend the Plan in certain respects.

            NOW, THEREFORE, RESOLVED, that pursuant to the power of amendment contained in Section 16.1 of the Plan, the Plan is hereby amended as follows:
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1. Effective as of the date hereof, the Plan shall be amended as follows:

      a. Section 3.2(b) of the Plan is amended by deleting the first sentence thereof in its entirety and inserting in lieu thereof the following:

            With respect to quarterly incentive awards earned prior to January 1, 2002, each Eligible Employee may request, in the manner prescribed by the Committee, to reduce his or her compensation by an amount equal to 100 percent of any such quarterly incentive awards that would otherwise be paid to such Participant; provided, however, that for the Plan Year which includes the Effective Date, such reduction shall be available solely with respect to quarterly incentive awards payable on or after the later of (i) the Effective Date and (ii) the first date thereafter which the Committee determines is administratively practicable with respect to Employees of such Participant's Employer.

      b. Section 4.1(c) of the Plan is amended by deleting the first sentence thereof in its entirety and inserting in lieu thereof the following:

            With respect to quarterly incentive awards earned prior to January 1, 2002, and subject to the limitations set forth in subdivision
            (11) of Article 2 (relating to the $170,000 limitation on compensation) and Sections 4.2 (relating to the $10,500 limit on Before-Tax Contributions), 4.4 (relating to limitations on contributions for highly compensated Eligible Employees), 4.5 (relating to the limitation on Employer Contributions) and 7.4 (relating to limitations on allocations imposed by section 415 of the Code), each Employer shall contribute on behalf of each Participant who has filed a request in accordance with Section 3.2(b) an amount equal to 100 percent of the amount of any such quarterly incentive awards payable to such Participant on or after the effective date of such request.

2. Effective January 1, 2002, the Plan shall be amended as follows:

      a. Section 4.1(a) of the Plan is amended by deleting the number "12" contained in clause (2) of the second paragraph thereof and inserting in lieu thereof the word "six".

      b. Section 5.2(a) of the Plan is amended in its entirety to read as follows:

            (a) The Trustee shall be authorized to receive, hold and distribute in accordance with the Plan, a direct rollover contribution consisting of cash, transferred to the Plan by (i) a


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            qualified plan described in section 401(a) or 403(a) of the Code, including after-tax employee contributions to such plan, (ii) an annuity contract described in section 403(b) of the Code, excluding after-tax employee contributions or (iii) an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state. The Trustee shall also be authorized to receive, hold and distribute in accordance with the Plan, a Participant contribution of an eligible rollover distribution from (A) a qualified plan described in section 401(a) or 403(a) of the Code, (B) an annuity contract described in section 403(b) of the Code, (C) an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state or (D) an individual retirement account or annuity described in section 408(a) or 408(b) of the Code that is eligible to be rolled over and would otherwise be includible in gross income. The amounts transferred must be eligible rollover distributions, as defined in section 402(c) of the Code. An eligible rollover distribution to a "Separation Eligible Participant" from the PECO Energy Company Service Annuity System may also be contributed to this Plan in accordance herewith no later than December 31, 2002.

      c. Section 5.2(b) of the Plan is amended by deleting the first sentence thereof in its entirety and inserting in lieu thereof the following:

            Except as otherwise provided in paragraph (a) of this Section, if an individual desires to make a rollover contribution pursuant to such paragraph (a), such contribution either (i) shall be delivered by the individual to the Committee and by the Committee to the Trustee on or before the 60th day after the day on which the Employee receives the distribution or on or before such later date as may be prescribed by law, or (ii) shall be transferred on behalf of the individual directly from the trust from which the eligible rollover distribution is made.

      d. Section 8.1(a) of the Plan is amended by deleting the number "12" from the last sentence thereof and inserting in lieu thereof the word "six".

      e. Section 8.3(e) of the Plan is amended in its entirety to read as follows:

            (e) Direct Rollover Option. In the case of a distribution from the Plan (excluding any amount offset against the Participant's account balance to repay the outstanding balance of any unpaid


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            loan) which is an "eligible rollover distribution" within the meaning of section 402(c)(4) of the Code, a Participant (or surviving spouse of a Participant) may elect that all or any portion of such distribution shall be directly transferred as a rollover contribution from this Plan to (i) an individual retirement account described in section 408(a) of the Code, (ii) an individual retirement annuity described in section 408(b) of the Code, (iii) an annuity plan described in section 403(a) of the Code or (iv) another plan qualified under section 401(a) of the Code (the terms of which permit the acceptance of rollover contributions); provided, however, that the portion of any such distribution consisting of after-tax contributions may only be so transferred as part of a distribution made on or after January 1, 2002 and may only be transferred to such an account or annuity described in section 408 of the Code, or to such a retirement or annuity plan described in Section 401(a) or 403(a) of the Code that is a defined contribution plan that agrees to separately account for amounts so transferred, including separately accounting for the portion of such amount which is includible of gross income and the portion of such distribution which is not so includible.

      f. Section 11.2 of the Plan is amended in its entirety to read as follows:

            Section 11.2. Claims Procedure. Any Participant or distributee who believes he or she is entitled to benefits in an amount greater than those which he or she is receiving or has received may file a claim with the Committee. Such a claim shall be in writing and state the nature of the claim, the facts supporting the claim, the amount claimed, and the address of the claimant. The Committee shall review the claim and, unless special circumstances require an extension of time, within 90 days after receipt of the claim, give notice to the claimant, either in writing by registered or certified mail or in an electronic notification, of the Secretary's decision with respect to the claim. Any electronic notice delivered to the claimant shall comply with the standards imposed by applicable Regulations. If the Committee determines that special circumstances require an extension of time for processing the claim, the claimant shall be so advised in writing within the initial 90-day period and in no event shall such an extension exceed 90 days. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render the benefit determination. The notice of the decision of the Committee with respect to the claim shall be written in a manner calculated to be understood by the claimant and, if the claim is wholly or partially denied, the Committee shall notify the claimant of the adverse benefit determination and shall set forth the specific reasons for the adverse determination, the


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            references to the specific Plan provisions on which the
            determination is based, a description of any additional material or information necessary for the claimant to perfect the claim, an explanation of why such material or information is necessary, and a description of the claim review procedure under the Plan and the time limits applicable to such procedures, including a statement of the claimant's right to bring a civil action under Section 502 of ERISA following an adverse benefit determination on review. The Committee shall also advise the claimant that the claimant or the claimant's duly authorized representative may request a review by the Chairman of the Committee of the adverse benefit determination by filing with the Chairman of the Committee, within 60 days after receipt of a notification of an adverse benefit determination, a written request for such review. The claimant shall be informed that, within the same 60-day period, he or she (a) may be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant's claim for benefits and (b) may submit to the Chairman written comments, documents, records and other information relating to the claim for benefits. If a request is so filed, review of the adverse benefit determination shall be made by the Chairman within, unless special circumstances require an extension of time, 60 days after receipt of such request, and the claimant shall be given written notice of the Chairman's final decision. If the Chairman determines that special circumstances require an extension of time for processing the claim, the claimant shall be so advised in writing within the initial 60-day period and in no event shall such an extension exceed 60 days. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Chairman expects to render the determination on review. The review of the Chairman shall take into account all comments, documents, records and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. The notice of the final decision shall include specific reasons for the determination and references to the specific Plan provisions on which the determination is based and shall be written in a manner calculated to be understood by the claimant.

      4. Effective as of the date on which the first cash dividend is declared by the Company on or after January 1, 2002, the Plan shall be amended as follows:

      a. Section 3.2(a) of the Plan is amended by deleting in its entirety the fourth sentence thereof.


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      b. Section 3.2(b) of the Plan is amended by deleting the words "and the rules governing dividend distributions specified in paragraph (a) of this Section" contained in the last sentence thereof.

      c. Section 8.1(f) of the Plan is amended in its entirety to read as follows:

            (f) Dividend Distributions in Respect of the Employer Stock Fund. Dividends shall be allocated to the accounts of each Participant, any portion of whose account balance is invested in the Employer Stock Fund in accordance with Section 7.1(b), based upon the total number of shares of Common Stock represented by the Participant's proportionate share of the Employer Stock Fund as of such date as may be determined from time to time by the Committee on or before each dividend record date. Cash dividends shall be reinvested in Common Stock (through the Employer Stock Fund) unless the Participant (or his or her Beneficiary) elects, at the time and in the manner prescribed by the Committee, to receive a cash distribution in an amount equal to such dividend, payable not later than 90 days after the end of the Plan Year in which such dividend was paid.

      5. Effective as of the first payroll period following the ratification of the Collective Bargaining Agreement, dated April 18, 2001, entered into by and between the Company and IBEW Local Union 15, (a) clause (i) of the first paragraph of Section 4.1(a) shall be amended by deleting the number "10" and inserting in lieu thereof the number "15" and (b) Section 4.3(a) of the Plan shall be amended by deleting the number "70" contained in clause (i) thereof and inserting in lieu thereof the number "82 1/3".


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IN WITNESS WHEREOF, the Company has caused its corporate seal to be hereunto affixed by its officers thereunto duly authorized this ___ day of December, 2001.

                                               EXELON CORPORATION


                                               By:_____________________________
                                                     S. Gary Snodgrass
                                                     Senior Vice President


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